Exhibit 99.1

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

Flotek Industries, Inc. Announces Third Quarter Results

HOUSTON, November 17, 2009 – Flotek Industries, Inc. (NYSE: FTK) today reported financial and operating results for the third quarter and first nine months of 2009.

Consistent with declines in oilfield activity, total revenue for the third quarter of 2009 was $23.8 million, a decrease of 62.1%, compared to $62.8 million for the third quarter of 2008. Revenue decreased in all of our operating segments, a result of a decrease in drilling activity. Since the 2008 cyclical peak, natural gas prices and drilling activity have declined precipitously, directly impacting demand for our products. Revenues for the nine months ending September 30, 2009 decreased to $88.0 million from $166.1 million for the first nine months of 2008.

Loss from operations for the third quarter of 2009 totaled $2.5 million, compared to income from operations of $12.2 million in the third quarter of 2008. In the quarter ending September 30, 2009 the Company experienced continued deterioration of its business and operating environment, raising concerns that it will be unable to meet the financial covenants set forth in its Senior Credit Facility. As a result, the Company took a valuation allowance of approximately $16.8 million against its deferred tax assets on the Company’s balance sheet.

For the quarter ending September 30, 2009, the Company posted a net loss of $23.1 million or $1.18 per share. That compares to net profit in the quarter ending September 30, 2008 of $5.1 million or $0.27 per share. For the nine months ending September 30, 2009, the Company posted a net loss of $44.9 million or $2.29 per share. That compares to net profit in the nine months ending September 30, 2008 of $12.8 million or $0.66 per share on a fully diluted basis.

A complete presentation of the financial statements can be found in our third quarter report on Form 10-Q filed with the Securities and Exchange Commission.

“While we made incremental progress in the third quarter, Flotek’s business remains heavily challenged by broad economic pressures and lackluster activity in the oilfield,” said John Chisholm, Flotek’s interim President and Director. “We continue to be focused on improving execution, reducing costs and preparing Flotek to take advantage of the eventual acceleration in oilfield activity. We did experience sequential revenue growth in each of the three months in the quarter and continue to see opportunities for modest growth in the fourth quarter.”

“More importantly, Flotek believes that, due to the capital provided by the recent private placement of preferred stock and warrants, the Company has sufficient cash to maintain its current levels of operations – assuming current business activity and cost structures – through at least September 30, 2010,” added Chisholm. “Between now and then the Company will continue

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

its quest to create a more efficient operating environment and generate more revenues with or without help from the market. However, we continue to believe that 2010 will show slow but steady signs of oilfield activity acceleration, especially into spring and beyond.”

As a result of the subdued recovery in oilfield activity and continued pressure on the Company’s financial performance, the Company also entered into a Fourth Amendment to its Senior Credit Facility. The Amendment waives certain potential defaults that would have occurred pursuant to the Credit Agreement as of September 30, 2009; provides that the Company may not make any draws with respect to the New Revolving Credit Facility until February 10, 2010; requires that the Company make on November 16, 2009 the $2,000,000 principal payment on the Term Loan which would have been due on December 31, 2009; requires that the Company maintain availability under the New Revolving Credit Facility of at least $4,000,000; and modifies certain reporting requirements and other covenants contained in the Credit Agreement. In addition, Flotek does not expect to be able to meet certain of the financial covenants under the Senior Credit Facility as of December 31, 2009 and possibly into 2010. As a result, we have reclassified amounts owed under the New Senior Credit Facility as short term debt in the Consolidated Balance Sheet at September 30, 2009. While the Company has been successful in obtaining waivers from our bank lenders in recent periods, there can be no assurance we will be successful obtaining such waivers for these events in the future.

“We continue to be challenged by a weak operating environment which resulted in our need to ask our lending group for relief from certain covenants in the third quarter,” added Chisholm. “We appreciate our lending group’s support and are prepared to work with them to restructure the credit facility in a way that is both acceptable to our lenders and tenable for Flotek. We are also considering alternative sources of debt capital to meet our needs in the case that our current lending group is unable to meet our needs. While we cannot assure we will be successful, preliminary discussions with other lenders have been encouraging.”

As a result of the Company’s need to take an allowance against the deferred tax assets, Flotek is likely to receive a notice from the New York Stock Exchange that it is in violation of continued listing standards of the exchange based on both the Company’s equity market capitalization and minimum net worth falling below $50 million. As a result, Flotek will be required to develop a plan addressing the deficiencies and its program for correcting the deficiency. So long as the Company is making progress on the plan, we believe that the NYSE is unlikely to take any further delisting action for 18 months.

During the quarter, the Company completed a private placement with certain accredited investors, pursuant to which such investors purchased an aggregate of 16,000 units (“Units”) at a purchase price of $1,000 per Unit. Each Unit was comprised of (i) one share of cumulative redeemable convertible preferred; (ii) warrants to purchase up to 155 shares of our common

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

stock at an exercise price of $2.31 per share; and (iii) contingent warrants to purchase up to 500 shares of our Common Stock at an exercise price of $2.45 per share. Each share of Convertible Preferred Stock is convertible at the holder’s option, at any time, into 434.782 shares of our common stock under certain conditions. This conversion ratio represents an equivalent conversion price of $2.31 per share. The closing of this private placement resulted in the receipt of proceeds of $14.8 million, net of transaction costs of $1.2 million. We used the net proceeds to reduce borrowings under our bank credit facility, thereby providing additional availability of credit, and for general corporate purposes.

In addition, as reported earlier this month, Flotek shareholders approved all ballot initiatives before them at the Special Meeting of Stockholders concluded on November 9, 2009. At the Special Meeting, Flotek Stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 80 million from 40 million. In addition to approval of the amendment to the Company’s Certificate of Incorporation, stockholders approved the Company’s ability to pay dividends in the future on its preferred stock by issuing shares of the Company’s common stock, the anti-dilution price protection provisions contained in the warrants issued in the August private placement and the contingent warrants issued by the Company in the August private placement.

“We are pleased that our current shareholders provided overwhelming support for this important step in our plan to revitalize Flotek and provide an important source of capital to stabilize the Company,” added Chisholm. “We still have significant work ahead of us but this is an important step in the process.”

Analysis by Segment

•	Chemicals and Logistics

Chemicals and Logistics revenue decreased as a result of decreased sales volume related to decreased well fracturing activities and increased pricing pressures due to the recent decline in oil and gas exploration activities. Sales of the Company’s proprietary, biodegradable chemicals declined as the number of well completions declined throughout the year.

Income from operations decreased due to lower revenues. Flotek has partially mitigated the effect of lower demand and pricing pressure through indirect cost containment efforts related to professional fees and employee costs.

With product pricing pressures leveling off in North America and anticipated improvement in international sales, the Company anticipates modest improvement in revenue growth and margins for the segment in the fourth quarter of 2009.

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

•	Drilling Products

Drilling Products revenue decreased as a result of lower drilling activities in North America related to both oil and gas and competitive pricing pressures.

Income (loss) from operations decreased and can also be attributed to a declining sales base and increased pricing pressure as well as the goodwill impairment for the nine months ended September 30, 2009. The Company has partially mitigated the effect of lower demand and pricing pressure through staff reduction.

In Drilling Products, the Company expects international sales to gradually improve our Teledrift product line in the fourth quarter through year end. Copper prices, which have rebounded from second quarter lows, will drive more revenue in our mining business in 2010. As horizontal drilling increases, Drilling Products is well positioned to capitalize on this market this division of the Company has equipment well suited for these applications.

•	Artificial Lift

Artificial Lift revenue declined on a year-to-date basis and quarterly basis. The revenue decreased due to lower rig count and lower gas prices.

Income from operations decreased in the quarterly period mainly due to the revenue decrease and pricing pressure from our customer base. In all periods, the Company reduced indirect costs related to professional fees and employee related costs.

Conference Call Information

The Company will host a conference call today, Tuesday, November 17, 2009 at 7:30 a.m. Central Standard Time to discuss its operating results for the three and nine months ended September 30, 2009.

Individuals who wish to participate on the conference call by telephone should dial-in approximately 5 minutes prior to the scheduled start time, using one of the numbers provided.

Participant Dial In (Toll Free): 1-800-860-2442

International Dial In: +1 412-858-4600

Canada Dial In (Toll Free): 1-866-605-3852

Password required for conference participation: FLOTEK

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

Alternatively, to access the online, real-time simulcast and rebroadcast of the third quarter operating results conference call, please visit Flotek’s website at www.flotekind.com.

About Flotek

Flotek manufactures and markets innovative specialty chemicals, downhole drilling and production equipment, and manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

The target ranges set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to consummate proposed acquisitions and to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.